UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ZALE CORPORATION
(Name of Registrant as Specified in Its Charter)

TIG ADVISORS, LLC TFI PARTNERS, LLC TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P. TIG ARBITRAGE ENHANCED MASTER FUND, L.P. CARL TIEDEMANN MICHAEL TIEDEMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes against the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

On May 13, 2014, the TIG Advisors Group issued the following press release:

TIG Advisors Urges Zale Stockholders to Vote Down Unfair Merger with Signet

NEW YORK, May 13, 2014 -- TIG Advisors, LLC (“TIG Advisors” and together with its affiliates the “TIG Advisors Group” or “we”), a stockholder of Zale Corporation (NYSE:ZLC) (“Zale” or the “Company”), owning approximately 9.5% of its outstanding shares of common stock, today released a letter to fellow stockholders urging them to vote their BLUE proxy AGAINST the approval of the Merger Agreement with Signet Jewelers Limited (NYSE:SIG) (“Signet”) and related compensation proposals at the Special Meeting.

The full letter to stockholders can be found below:

May 13, 2014

To our Fellow Zale Stockholders:

TIG Advisors, LLC ("TIG Advisors"), together with our investment advisors clients, is a significant stockholder of Zale Corporation ("Zale" or the "Company") with an aggregate position of approximately 9.5% of the outstanding shares. As we expressed this past Friday, we are strongly opposed to the proposed merger of Zale with Signet Jewelers Limited ("Signet") in exchange for $21 per Zale share in cash. In our view, the transaction under its current terms is grossly unfair to Zale stockholders.

We appreciate the strong outreach of support that we have received so far from our fellow Zale stockholders. It is encouraging to learn just how many other stockholders share a similar view regarding Signet’s inadequate offer. As for Zale Management and Board of Directors, despite our repeated attempts to initiate a constructive engagement, we are yet to receive any meaningful response.

Why We Have Spoken Up

We encourage all stockholders to review our presentation “Zale: A Turnaround Story Cut Short? Right Deal – Wrong Price" where we detail our views on the Board's failure to negotiate a full and fair price for Zale’s shares as well as the numerous process failures and conflicts of interest that marred the sales process from its outset.

Our key concerns relating to the valuation and negotiation of the merger agreement include:

•	The proposed merger consideration of $21 in cash per share is below the standalone value of Zale and deprives stockholders stockholders of significant potential synergies and upside potential; and

•	The use of an inappropriate share price benchmark and stale financial information that contributed to shortcomings in the BofA Merrill Lynch Fairness Analysis.

We also believe that the process was tainted by a number of conflicts of interest including:

•	Potential conflicts with the participation of Golden Gate, a 23% shareholder on Zale’s board of directors and its negotiation committee charged with evaluating the merger with Signet;

•	Potential conflicts with BofA Merrill Lynch and members of Zale management; and

•	Absence of a sale process and customary go-shop provisions in the merger agreement.

What You Can Do

We filed proxy materials with the SEC to solicit proxies from Zale stockholders in opposition to the Signet merger. Support our efforts by voting on the BLUE proxy card by internet, telephone or mail AGAINST the approval of the Merger Agreement and related compensation proposals at the Special Meeting. Alternatively, you may use management’s white proxy card to vote AGAINST the proposals.

We look forward to continuing to communicate with all of you in the days ahead.

If you have any questions in the interim, we encourage you to contact Charlie Koons 212-929-5708 or Larry Dennedy 212-929-5239 at MacKenzie Partners.

Sincerely,

Drew Figdor
Portfolio Manager
212-644-5178

About TIG Advisors

TIG Advisors, LLC ("TIG") is an SEC registered investment adviser. Founded in 1980, the firm is engaged in the active management of alternative investment funds and their underlying businesses. The company seeks to partner with experienced and talented portfolio managers that it believes have proven and repeatable investment processes. The firm strives to provide a platform for managers to preserve the culture, philosophy, and research capability that is distinct to their investment discipline, while also drawing on the institutional infrastructure of TIG.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”) has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a preliminary proxy statement and accompanying BLUE proxy card to be used to solicit votes against approval of the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

THE TIG Advisors Group STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are TIG Advisors, LLC (“TIG Advisors”), TFI Partners, LLC (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P. (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P. (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann.

As of the date hereof, TIG Associates directly beneficially owned 175,142 shares of Common Stock, including 5,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Enhanced directly beneficially owned 467,832 shares of Common Stock, including 15,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof. TFI Partners, as the general partner of each of TIG Associates and TIG Enhanced, may be deemed the beneficial owner of 642,974 shares of Common Stock beneficially owned by TIG Associates and TIG Enhanced, including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Advisors beneficially owns 4,104,775 shares of Common Stock, consisting of 642,974 shares of Common Stock beneficially owned directly by TIG Associates and TIG Enhanced (including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof), and 3,461,801 shares of Common Stock held in other accounts managed by TIG Advisors (the “TIG Advisors Accounts”), including 111,200 shares of Common Stock underlying certain call options exercisable within 60 days hereof. Carl Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts. Michael Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts.

Contacts

Investor Contact
MacKenzie Partners, Inc.
Charlie Koons, 212-929-5708
ckoons@mackenziepartners.com
or
Larry Dennedy, 212-929-5239
ldennedy@mackenziepartners.com

Media Contact
Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com